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                                                                       EXHIBIT 5

                             BAKER & BOTTS, L.L.P.
                               2001 Ross Avenue
                              Dallas, Texas 75201

                                                                  April 16, 1996

Electronic Data Systems Holding Corporation
5400 Legacy Drive
Plano, Texas 75024-3105

Gentlemen:

     As set forth in the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Electronic Data Systems Holding Corporation, a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the distribution of 485,732,594 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share ("Company Common Stock"), the validity of the Shares is being passed upon for you by us. At your request this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

     As set forth in the Registration Statement, the distribution of the Shares will occur in connection with the consummation of the merger (the "Split-Off Merger") of GM Mergeco Corporation, a Delaware corporation ("Mergeco"), with and into General Motors Corporation, a Delaware corporation ("General Motors"), pursuant to the Agreement and Plan of Merger (the "Split-Off Merger Agreement") to be entered into between General Motors and Mergeco. The Split-Off Merger Agreement provides that each issued and outstanding share of General Motors Class E Common Stock, par value $0.10 per share, shall be converted into one Share.

     In our capacity as your counsel in the connection referred to above, we have familiarized ourselves with (i) the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date; (ii) the Split-Off Merger Agreement, in the form attached as Appendix A to the Solicitation Statement/Prospectus forming a part of the Registration Statement;
(iii) the Agreement and Plan of Merger (the "Interco Merger Agreement") to be entered into between the Company and Electronic Data Systems Intermediate Corporation, a Delaware corporation ("Interco"), in the form provided to us by the Company, pursuant to which, immediately prior to the consummation of the Split-Off Merger, Interco shall merge with and into the Company and the issued and outstanding shares of the Company shall be converted into 487,555,556 shares of Company Common Stock; (iv) certain corporate records of the Company, including minutes of the Company as furnished to us by representatives of the Company; (v) certificates of public officials and of representatives of the Company; and (vi) statutes and other instruments and documents pertaining to the Company, as a basis for the opinions hereinafter expressed. In giving such
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Electronic Data Systems
Holding Corporation                 Page 2                        April 16, 1996


opinions, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the material factual matters contained in such certificates.

     Based on our examination as aforesaid, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

          2. When the Interco Merger has become effective under the laws of the State of Delaware in accordance with the terms of the Interco Merger Agreement, the Shares to be distributed in connection with the Split-Off Merger and as described in the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.

     We have assumed that, immediately prior to consummation of the Interco Merger, each of the parties thereto (i) will be duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) will have full corporate power and authority to enter into the Interco Merger Agreement and perform its respective obligations thereunder, (iii) will have duly authorized the execution, delivery and performance of the Interco Merger Agreement by all necessary corporate action (including all requisite Board of Director and stockholder action); and (iv) will have duly executed and delivered the Interco Merger Agreement.

     The opinions set forth above are limited to matters governed by the General Corporation Law of the State of Delaware as in effect on the date hereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Solicitation Statement/Prospectus forming a part of the Registration Statement.


                                          Very truly yours,

                                          /s/ Baker & Botts, L.L.P.